UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14C

(RULE 14c-101)

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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Pyxis Funds II
(Name of Registrant as Specified In Its Charter)

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200 Crescent Court, Suite 700

Dallas, Texas 75201

(972) 419-4444

www.pyxisais.com

Pyxis Alternative Income Fund

Pyxis Alpha Trend Strategies Fund

Information Statement

This information statement is being provided to the shareholders of Pyxis Alternative Income Fund and Pyxis Alpha Trend Strategies Fund (each a “Fund” and together the “Funds”), series of Pyxis Funds II, a Massachusetts business trust (the “Trust”), in lieu of a proxy statement, pursuant to the terms of an exemptive order that the Trust has received from the Securities and Exchange Commission. This exemptive order permits the Trust’s investment adviser, Pyxis Capital, L.P. (“Pyxis” or the “Manager”), to hire new, unaffiliated subadvisors with the approval of the Trustees, but without obtaining shareholder approval. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is being mailed to shareholders of the Funds on or about December 13, 2012.

I. The Trust and its Management Agreements

The Funds are series of the Trust. The Trust has entered into an investment management agreement with Pyxis on behalf of Pyxis Alternative Income Fund dated January 9, 2012 and on behalf of Pyxis Alpha Trend Strategies Fund dated November 1, 2011, each as thereafter amended (the “Management Agreements”). Under the terms of the Management Agreements, the Manager selects, subject to review and approval by the Trustees, one or more subadvisors (the “Subadvisors” and each a “Subadvisor”) to manage the investment portfolios of the Funds, reviews and monitors the performance of Subadvisors on an ongoing basis and recommends changes in the roster of Subadvisors to the Trustees as appropriate. As compensation for its services, the Manager receives a management fee from each Fund, and the Manager is responsible for payment of all fees payable to the Subadvisors of such Fund. The Funds, therefore, pay no fees directly to the Subadvisors. The Manager also provides administrative services to the Funds and receives compensation from the Funds for these services.

The Manager recommends Subadvisors for the Funds to the Trustees of the Trust based upon the Manager’s continuing quantitative and qualitative evaluation of the Subadvisors’ skills in managing assets pursuant to specific investment styles and strategies. Short-term investment performance, by itself, is not a significant factor in selecting or terminating a Subadvisor, and the Manager does not expect to recommend frequent changes of Subadvisors.

At any given time, each Subadvisor serves pursuant to a separate subadvisory agreement between the Manager and that Subadvisor (each such agreement, a “Subadvisory Agreement”). The Subadvisor does not provide any services to the Funds under the Subadvisory Agreement except portfolio investment management and related proxy-voting and record-keeping services. In accordance with procedures adopted by the Trustees, a Subadvisor may execute portfolio transactions for the Funds and receive brokerage commissions or underwriting fees in connection therewith as permitted by Sections 17(e) and 10(f) of the Investment Company Act of 1940, as amended (the “1940 Act”), and the rules thereunder.

II. Anchor Capital Management Group, Inc. and the New Subadvisory Agreements

The Manager previously entered into Subadvisory Agreements with Anchor Capital Management Group, Inc. (“Anchor”) with respect to the Funds (the “Prior Anchor Agreements”). As further described below, Anchor informed the Manager in August 2012 of a transaction resulting in a change in the ownership structure of Anchor (the “Restructuring”). In September 2012, the board of trustees of the Trust (the “Board”) was asked to consider the re-approval of the Prior Anchor Agreements in light of the possibility that this transaction could be deemed a change of control for purposes of the 1940 Act. The Board, including a majority of the Trustees who are not “interested persons” of the Trust within the meaning of the 1940 Act (the “Independent Trustees”), held a meeting on September 14, 2012 to consider the re-approval of the Prior Anchor Agreements in light of this transaction.

In August 2012, Anchor informed the Manager that the previous corporate bylaws, which had divided interests in the corporation between the shareholders, was formally amended on June 30, 2012 to reflect the equally divided interest between three shareholders (each with a 33.3% interest). The Manager informed the Board that it was not clear whether this transaction should be deemed to constitute a change of control and, therefore, an “assignment” of the Prior Anchor Agreements, as the term “assignment” is defined in the 1940 Act. To the extent that the transaction could be deemed to constitute a change of control of Anchor and an “assignment” of the Prior Anchor Agreements, the Prior Anchor Agreements would terminate in accordance with the terms of the 1940 Act. In light of this potential assignment, at an in-person meeting on September 14, 2012, the Board, including a majority of the Independent Trustees, considered and subsequently unanimously re-approved the appointment of Anchor as Subadvisor for each Fund for a one-year period beginning on September 14, 2012, under the terms and conditions and for the compensation set forth in the Subadvisory Agreements between the Manager and Anchor, on behalf of each Fund, (the “New Anchor Agreements” and, together with the “Prior Anchor Agreements,” the “Anchor Agreements”), which were in substantially the same form, and had substantially the same terms, as the Prior Anchor Agreements (the “Re-approval”).

Under each of the Management Agreements, each Fund pays the Manager a fee equal to 2.00% per annum of the average daily net assets of the relevant Fund. From this fee, under the terms and conditions of the Anchor Agreements, the Manager pays Anchor 0.90% per annum of the average daily net assets of the relevant Fund. Neither the management fees for the Funds nor the subadvisory fees paid to Anchor will change as a result of the Restructuring under the New Anchor Agreements.

The Anchor Agreements require Anchor to secure the most favorable price and efficient execution for each Fund in the selection of portfolio investments. Following an initial two-year period, the Anchor Agreements continue in effect, unless terminated as described below, for successive one-year periods, so long as the continuance is approved at least annually (a) by the vote of a majority of the outstanding voting securities of the Fund (as defined in the 1940 Act) or (b) by the vote of a majority of the Independent Trustees, provided that, in either event, the continuance is also approved by the vote of a majority of the Independent Trustees cast in person at a meeting called for such purpose. The Anchor Agreements will terminate automatically in the event of its assignment (as defined in the 1940 Act).

The Anchor Agreements may be terminated: (i) at any time, without payment of any penalty, by the vote of the Board or by a vote of a majority of the outstanding voting securities (as defined in the Act) of the relevant Fund, (ii) by the Manager or by Anchor, in each case on not more than sixty (60) days’ nor less than thirty (30) days’ prior written notice to the other party.

The Anchor Agreements provide that Anchor shall not be liable for any losses, claims, damages, liabilities or litigation (including legal and other expenses) incurred or suffered by the Manager, the Trust or the Funds as a result of any error of judgment or mistake of law by Anchor or any of its officers, directors or employees (its “Affiliates”) with respect to the Funds, except, inter alia, by reason of Anchors’ willful misfeasance, bad faith, reckless disregard or gross negligence in the performance of any of its duties or obligations under the Anchor Agreements.

All of the terms of the Anchor Agreements described in the preceding paragraphs are identical both prior to and after the Re-Approval. A form of the Anchor Agreements (which are identical) is attached as Exhibit A hereto.

Information about Anchor

The following is a description of Anchor, which is based solely on information provided by Anchor. Anchor is not affiliated with the Manager.

Anchor, located at 15 Enterprise Suite 450 Aliso Viejo, CA 92656 was founded in 1996. As of October 31, 2012, Anchor had assets under management of approximately $150 million.

Anchor Officers and Directors

Information about the principal executive officer and directors of Anchor is set forth below. The address of each of them is c/o 15 Enterprise Suite 450 Aliso Viejo, CA 92656.

Name of Principal Executive Officer or Director	Principal Occupation
Garrett Waters	Chief Executive Officer
Eric Leake	Chief Investment Officer
Dennis Barker	President

Anchor is owned 100% by employees of the Firm (of which Dennis Barker, Eric Leake and Garrett Waters each owns 33.33% of the outstanding units).

Portfolio Managers

Eric Leake and Garrett Waters are jointly and primarily responsible for the day-to-day management of the Funds. Mr. Leake, the lead portfolio manager, is a portfolio manager and the Chief Investment Officer of Anchor, positions he has held since 1998. Mr. Waters is a portfolio manager and the CEO of Anchor, positions he has held since 2012.

Anchor Investment Philosophy

Anchor seeks to achieve its investment objective under normal market conditions by allocating assets among proprietary technically-based trend-following strategies. Anchor primarily takes long and short positions with respect to securities that are highly correlated to high yield corporate bonds (also known as “junk bonds”) based on long, intermediate and short term trends. Such securities primarily include domestically-listed exchange-traded funds (“ETFs”), exchange-traded notes (“ETNs”) and mutual funds with high-yield corporate bond exposure in any industry or sector. Security selection is determined through Anchor’s mathematical and statistical models; however, Anchor may alter such selection based on its assessment of current market conditions and other factors. Anchor also actively employs the use of cash and cash equivalents as a strategic asset class in an attempt to both sidestep market declines as well as lower overall portfolio volatility, and may make investments in cash, cash equivalents and short-term debt securities and/or money market instruments in response to adverse market, economic or political conditions.

Board Re-Approval

At an in-person meeting on September 14, 2012, the Board, including all of the Independent Trustees, considered and subsequently unanimously re-approved Anchor as the Subadvisor to the Funds. The Trustees were separately represented by independent counsel in their consideration of the Anchor Agreements. In considering the New Anchor Agreements, the Trustees reviewed a variety of materials relating to the Funds and Anchor, including (1) information regarding the financial soundness of Anchor and the profitability of the Anchor Agreements to Anchor; (2) information on the advisory and compliance personnel of the Advisers, including compensation arrangements; (3) information on the internal compliance procedures of the Advisers; (4) comparative information showing how the Funds’ fees and operating expenses compare to those of other registered investment companies that follow investment strategies similar to those of the Funds; (5) information on the investment performance of the Funds, including comparisons of the Funds’ performance against that of other registered investment companies that follow investment strategies similar to those of the Funds; (6) information regarding brokerage and portfolio transactions; and (7) information on any legal proceedings or regulatory audits or investigations affecting Anchor. The Trustees also relied on information provided in connection with the initial approval of the Prior Anchor Agreements, as well as new information specifically relating to changes from such time, and information provided at periodic meetings of the Trustees over the course of the year. The Trustees reviewed various factors discussed in independent counsel’s legal memorandum, the detailed information provided by the Manager and Anchor and other relevant information and factors. The Trustees’ conclusions as to the re-approval of the Anchor Agreements were based on a comprehensive consideration of all information provided to the Trustees without any single factor being dispositive in and of itself. Some of the factors that figured particularly in the Trustees’ deliberations are described below, although individual Trustees may have evaluated the information presented differently from one another, giving different weights to various factors.

In evaluating the nature, extent, and quality of the services to be provided by Anchor, the Board considered the portfolio management services provided by Anchor under the Anchor Agreements and the activities related to portfolio management, including use of technology, research capabilities, and investment management staff. The Board discussed the relevant experience and qualifications of the personnel providing advisory services, including the background and experience of the members of each Fund’s portfolio management team. The Trustees reviewed the management structure, assets under management and investment philosophies and processes of Anchor. The Trustees also reviewed and discussed information regarding Anchor’s compliance policies and procedures. The Trustees concluded that Anchor had the quality and depth of personnel and investment methods essential to performing its duties under the New Anchor Agreements, and that the nature and the quality of such advisory services were satisfactory.

The Board reviewed the historical performance of Anchor and the Funds’ portfolio management teams in managing the Funds over various time periods and reflected on previous discussions regarding matters bearing on Anchor’s performance at their meetings throughout the year. With respect to the Funds, the Trustees discussed relative performance and contrasted the performance of the Funds and their respective portfolio management teams versus that of the Funds’ peers, as represented by certain other registered investment companies that follow investment strategies similar to the Funds as well as comparable indices. With respect to each Fund, the Trustees concluded that the Fund’s performance or other relevant factors supported the re-approval of Anchor as Subadvisor to the Funds pursuant to the New Anchor Agreements.

The Board also gave substantial consideration to the fees payable under the Anchor Agreements, the expenses Anchor incurs in providing subadvisory services and the profitability to Anchor of managing the Funds, including: (1) information regarding the financial condition of Anchor; (2) information regarding the total fees and payments received by Anchor for its services and whether such fees are appropriate given economies of scale and other considerations; (3) information on the advisory and compliance personnel of Anchor, including compensation arrangements; (4) comparative information showing (a) the fees payable under the Anchor Agreements versus the investment advisory fees of certain registered investment companies that follow investment strategies similar to those of the Funds and (b) the expense ratios of the Funds versus the expense ratios of certain registered investment companies that follow investment strategies similar to those of the Funds; and (5) the relative amount of time and resources expended by Anchor to manage particular strategies. The Trustees also considered the so-called “fall-out benefits” to Anchor with respect to the Funds, such as the reputational value of serving as Subadvisor to the Funds, potential fees paid to Anchor’s affiliates by a Fund or portfolio companies for services provided and the benefits of research made available to Anchor by reason of brokerage commissions (if any) generated by the Funds’ securities transactions. After such review, the Trustees determined that the anticipated profitability rates to Anchor with respect to the Anchor Agreements were fair and reasonable. The Trustees also took into consideration the amounts waived and/or reimbursed, if any, where expense caps or advisory fee waivers had been implemented.

The Board of Trustees considered the respective asset levels of the Funds, the information provided by Anchor relating to its costs and information comparing the fee rates charged by Anchor with fee rates charged by other unaffiliated investment advisers to their clients. The Trustees concluded that the fee structures are reasonable, and appropriately should result in a sharing of economies of scale in view of the information provided by Anchor. The Board determined to continue to review ways, and the extent to which, economies of scale might be shared between Anchor and shareholders of the Funds.

Following a further discussion of the factors above and the merits of the New Anchor Agreements and their various provisions, it was noted that in considering the approval of the New Anchor Agreements, no single factor was determinative to the decision of the Board. Rather, after weighing all of the factors and reasons discussed above, the Trustees, including the Independent Trustees, unanimously agreed that the New Anchor Agreements, including the fees to be paid to Anchor thereunder, are fair and reasonable to the Funds in light of the services that Anchor provides, the expenses that it incurs and the reasonably foreseeable asset levels of the Funds.

In considering the reasonableness of the subadvisory fee payable by the Manager to Anchor, the Board relied on the ability of the Manager to negotiate the terms of the Anchor Agreements at arm’s length as part of the manager-of-managers structure, noting that the Manager is not affiliated with Anchor. The Board noted that the fees payable to Anchor are the same under the Prior Anchor Agreements and the New Anchor Agreements.

IV. ADDITIONAL INFORMATION

The Manager serves as investment manager and administrator of the Trust. The Manager is owned by Highland Capital Management Services, Inc., a Delaware corporation (“HCM Services”) and its general partner, Strand Advisors XVI, Inc., of which James Dondero is the sole stockholder. HCM Services is controlled by Mr. Dondero and Mark Okada by virtue of their respective share ownership. The Manager is located at 200 Crescent Court, Suite 700, Dallas, Texas 75201.

Financial Information

The Fund’s most recent annual report is available upon request, without charge, by writing to Pyxis Funds, c/o BNY Mellon Investment Servicing (US) Inc., 4400 Computer Drive, Westborough, MA 01581-1722, by calling (877) 665-1287 or by accessing our website at www.pyxisais.com.

Beneficial Owners and Management Ownership

As of December 30, 2011, the only persons known by the Funds to own of record, or beneficially 25% or more of the outstanding shares of the Funds were as follows:

Name and Address of Record Owner	Percent of Class
Pyxis Alpha Trend Strategies Fund	46.16%
TRUST COMPANY OF AMERICA ENGLEWOOD, CO 80155-6503

As of December 31, 2011, the Officers and Trustees of Pyxis Funds II, as a group, owned less than 1% of any class of any Fund.

As of January 3, 2012, the only persons known by the Funds to own of record or beneficially 5% or more of any class of the outstanding shares of the Funds were as follows:

Pyxis Alpha Trend Strategies Fund CLASS A

TRUST COMPANY OF AMERICA ENGLEWOOD, CO 80155-6503	76,909.916	91.77

Pyxis Alpha Trend Strategies Fund R

NFS LLC FEBO NFS/FMTC IRA FBO LINDA W MARSOU HUNTINGTON BEACH, CA 92647	4,000.000	15.76

NFS LLC FEBO JUDITH ANN GRIFFITH TTEE NEPHROLOGY MEDICAL GROUP PSP FBO JUDITH ANN GRIFFITH WESTMINSTER, CA 92683	3,988.036	15.71

NFS LLC FEBO NFS/FMTC IRA FBO MARK ATHEARN RANCHO CUCAMONGA, CA 91737	3,500.000	13.79

NFS LLC FEBO RICHARD & JOANNE GRAHAM TTEE RICHARD AND JOANNE GRAHAM LIVING TR HUNTINGTON BEACH, CA 92646	2,500.000	9.85

NFS LLC FEBO NFS/FMTC IRA FBO CAROL MCQUEARY LAWNDALE, CA 90260	2,000.000	7.88

NFS LLC FEBO NFS/FMTC SEP IRA FBO MARK KIRCHNER SAN PEDRO, CA 90732	1,500.000	5.91

NFS LLC FEBO NFS/FMTC IRA FBO RANDALL R RADOS SEAL BEACH, CA 90740	1,500.000	5.91

Pyxis Alpha Trend Strategies Fund CLASS Y

TRUST COMPANY OF AMERICA ENGLEWOOD, CO 80155-6503	199,271.134	61.38

NFS LLC FEBO NFS/FMTC ROLLOVER IRA FBO REAGAN MARTIN SANTA ANA, CA 92705	49,694.004	15.31

Shareholder Proposals

The Trust does not hold regularly scheduled meetings of the shareholders of the Funds. Any shareholder proposal for a shareholder meeting must be presented to the Trust within a reasonable time before proxy materials for such meeting are sent to shareholders.

December 13, 2012

By Order of the Trustees,

/s/ Ethan Powell
ETHAN K. POWELL Executive Vice President and Secretary

EXHIBIT A

FORM OF INVESTMENT SUB-ADVISORY AGREEMENT BETWEEN

PYXIS CAPITAL, L.P. AND ANCHOR CAPITAL MANAGEMENT GROUP, INC.

AGREEMENT effective as of September 14, 2012, by and between PYXIS CAPITAL, L.P., a Delaware limited partnership (the “Adviser”) and ANCHOR CAPITAL MANAGEMENT GROUP, INC., a California corporation (the “Sub-Adviser”).

WHEREAS, the Adviser and Sub-Adviser are both engaged in the business of rendering investment management services and are registered as investment advisers under the Investment Advisers Act of 1940, as amended (the “Advisers Act”);

WHEREAS, Pyxis Funds II, a Massachusetts business trust (the “Trust”), on behalf of its series, [                    ] (the “Fund”), and the Adviser have entered into an investment advisory agreement (the “Advisory Agreement”) pursuant to which the Adviser acts as a manager and investment adviser to the Fund;

WHEREAS, the Advisory Agreement provides that the Adviser shall have the authority to engage one or more sub-advisers in connection with the portfolio management of the Fund; and

WHEREAS, the Adviser and the Board of Trustees of the Trust desire to engage the Sub-Adviser to render portfolio management services in the manner and on the terms set forth in this Agreement;

NOW, THEREFORE, WITNESSETH: That it is hereby agreed between the parties hereto as follows:

SECTION 1. Appointment of Sub-Adviser.

The Adviser hereby appoints the Sub-Adviser to act as investment sub-adviser to the Fund for the period and on the terms herein set forth, and the Fund hereby consents to such appointment. The Sub-Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

SECTION 2. Duties of Sub-Adviser.

The Sub-Adviser, at its own expense, shall furnish the following services and facilities to the Fund:

(a)

Investment Program. The Sub-Adviser shall (i) furnish continuously an investment program for the Fund, (ii) determine (subject to the overall supervision and review of the Adviser and the Trust’s Board of Trustees) the investments to be purchased, held, sold or exchanged by the Fund and the portion, if any, of the assets of the Fund to be held uninvested, (iii) make changes in the investments of the Fund and (iv) vote, exercise consents and exercise all other rights pertaining to such investments. The Sub-Adviser shall be subject always to the control of the Adviser and the Trust’s Board of Trustees, and to the provisions of the organizational documents of the Trust, the Registration Statement of the Trust with respect to the Fund and its shares of beneficial interest (“Shares”), including the Fund’s prospectus(es) and statement of additional information, and the Investment Company Act of 1940, as amended (the “1940 Act”), in each case as from time to time amended and in effect.

(b)	Portfolio Transactions. The Sub-Adviser shall place all orders for the purchase and sale of portfolio securities for the account of the Fund with brokers or dealers selected by the Sub-Adviser, although the Fund will pay the actual brokerage commissions on portfolio transactions in accordance with Section 3(d) of the Advisory Agreement.

In placing portfolio transactions for the Fund, it is recognized that the Sub-Adviser will give primary consideration to securing the most favorable price and efficient execution. Consistent with this policy, the Sub-Adviser may consider the financial responsibility, research and investment information and other services provided by brokers or dealers who may effect or be a party to any such transaction or other transactions to which other clients of the Sub-Adviser may be a party. It is understood that neither the Fund nor the Sub-Adviser has adopted a formula for allocation of the Fund’s investment transaction business. It is also understood that it is desirable for the Fund that the Sub-Adviser have access to supplemental investment and market research and security and economic analysis provided by brokers who may execute brokerage transactions at a higher cost to the Fund than would otherwise result when allocating brokerage transactions to other brokers on the basis of seeking the most favorable price and efficient execution. Therefore, subject to Section 28(e) of the Securities Exchange Act of 1934, the Sub-Adviser is authorized to place orders for the purchase and sale of securities for the Fund with such brokers, subject to review by the Trust’s Board of Trustees from time to time with respect to the extent and continuation of this practice. It is understood that the services provided by such brokers may be useful or beneficial to the Sub-Adviser in connection with its services to other clients.

On occasions when the Sub-Adviser deems the purchase or sale of a security to be in the best interest of the Fund as well as other clients, the Sub-Adviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be so sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Sub-Adviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to such other clients.

SECTION 3. Allocation of Expenses.

The Sub-Adviser does not assume nor shall it pay any expenses for Fund operations and activities. For the avoidance of doubt, unless the prospectus(es) or statement of additional information of the Fund provides otherwise, the expenses to be borne by the Fund shall include, without limitation, those items listed in Section 3 of the Advisory Agreement.

SECTION 4. Sub-Advisory Fee.

(a)	In return for its advisory services, the Adviser will pay the Sub-Adviser a monthly fee, computed and accrued daily, based on an annual rate of 0.90% of the Fund’s “Average Daily Net Assets.” “Average Daily Net Assets” of the Fund shall mean the average daily value of the total assets of the Fund, less all accrued liabilities of the Fund. If this Agreement becomes effective subsequent to the first day of a month or shall terminate before the last day of a month, compensation for such month shall be computed in a manner consistent with the calculation of the fees payable on a monthly basis. The accrued fees will be payable monthly as promptly as possible after the end of each month during which this Agreement is in effect.

(b)	The Sub-Adviser agrees that, during any period in which the Adviser has waived a portion or all of the advisory fee payable by the Trust on behalf of the Fund to the Adviser under the Advisory Agreement, if requested by the Adviser, the Sub-Adviser will waive a portion of its fees payable hereunder (up to and including all of the fees paid to the Sub-Adviser hereunder) equal to the amount waived by the Adviser that exceeds the difference between (i) the advisory fee payable by the Trust on behalf of the Fund to the Adviser under the Advisory Agreement and (i) the fees payable to the Sub-Adviser hereunder. The Adviser agrees that, in addition to any amounts otherwise payable to the Sub-Adviser hereunder, the Adviser shall pay the Sub-Adviser all amounts previously waived by the Sub-Adviser to the extent that such amounts are subsequently paid by the Trust on behalf of the Fund to the Adviser under the Advisory Agreement, it being further agreed that, with respect to any such amounts subsequently paid by the Trust on behalf of the Fund to the Adviser under the Advisory Agreement, the amount to be paid by the Adviser to the Sub-Adviser shall bear the same ratio to the total amount subsequently paid by the Trust on behalf of the Fund under the Advisory Agreement as the total amount previously waived by the Sub-Adviser bears to the total amount of the fees previously waived by the Adviser under the Advisory Agreement.

(c)	The Sub-Adviser agrees that, during any period in which the Sub-Adviser asks the Adviser to waive any non-advisory fees it receives from the Fund and/or pay or reimburse the Trust for the expenses of the Fund, the Sub-Adviser shall waive any portion of its fees payable hereunder (up to and including all of the fees paid to the Sub-Adviser hereunder) to the extent such fees have not already been waived by the Sub-Adviser pursuant to another section of this Agreement. To the extent the amount waived or paid or reimbursed by the Adviser pursuant to this Section 4(c) exceeds the amount of the Sub-Adviser’s waiver of its fee pursuant to this Section 4(c), the Sub-Adviser shall pay or reimburse the Adviser up to the amount of all such fees waived or expenses paid or reimbursed by the Adviser. The Adviser agrees that, in addition to any amounts otherwise payable to the Sub-Adviser hereunder, the Adviser shall pay the Sub-Adviser all amounts previously paid or reimbursed by the Sub-Adviser to the extent that such amounts are subsequently paid by the Trust on behalf of the Fund to the Adviser under the Advisory Agreement.

SECTION 5. Compliance with Applicable Regulations.

In performing its duties hereunder, the Sub-Adviser:

(a)

Shall establish compliance policies and procedures (copies of which shall be provided to the Adviser, and shall be subject to review and approval by the Adviser and the Board of Trustees) reasonably designed to ensure compliance at all times with: all applicable provisions of the “Federal Securities Laws” (as such term is defined in Rule 38a-1 under the 1940 Act); Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code); the provisions of the Registration Statement of the Trust with respect to the Fund; the provisions of the organizational documents of the Trust, as the same may be amended from time to time; Rule 206(4)-7 under the Advisers Act; and any other applicable provisions of state, federal or foreign law (the “Sub-Adviser’s compliance program”). The Sub-Adviser shall provide the Fund’s Chief Compliance Officer (“CCO”) with reasonable access to information regarding the Sub-Adviser’s compliance program, which access shall include on-site visits by the CCO with the Sub-Adviser as may be reasonably requested from time to time. The Sub-Adviser shall provide reasonable assistance to the Fund and the CCO in complying with Rule 38a-1 under the 1940 and, upon the request of the Fund and/or the CCO, including in connection with the CCO’s annual written report to the Board required pursuant to Rule

38a-1, the Sub-Adviser agrees to provide reports and certifications from the Sub-Adviser’s Chief Compliance Officer regarding: (i) the adequacy and operation of the Sub-Adviser’s compliance policies and procedures and any material changes made or recommended to be made to those policies and procedures; and (ii) the effectiveness of their implementation.

(b)	Shall promptly notify the Fund and Adviser regarding: (i) any material changes made to its policies and procedures since the date of the last report delivered pursuant to paragraph (a) of this Section 5; (ii) any material changes to the policies and procedures recommended as a result of the annual review conducted pursuant to Rule 38a-1 under the 1940 Act; and (iii) any (A) material violation of the Federal Securities Laws by the Sub-Adviser; (B) material violation by the Sub-Adviser of the Sub-Adviser’s, the Fund’s or the Adviser’s policies and procedures to the extent the Board would reasonably need to know to oversee Fund compliance; and (C) known weakness in the design or implementation of the Sub-Adviser’s policies and procedures.

(c)	Shall exercise voting rights with respect to portfolio securities held by the Fund in accordance with written policies and procedures adopted by the Sub-Adviser, which may be amended from time to time, and which at all times shall comply with the requirements of applicable federal statutes and regulations and any related guidance from the Securities and Exchange Commission and its staff relating to such statutes and regulations (collectively, “Proxy Voting Policies and Procedures”). The Sub-Adviser shall vote proxies on behalf of the Fund in a manner deemed by the Sub-Adviser to be in the best interests of the Fund pursuant to the Sub-Adviser’s written Proxy Voting Policies and Procedures. The Sub-Adviser shall provide disclosure regarding the Proxy Voting Policies and Procedures in accordance with the requirements of Form N-1A for inclusion in the Registration Statement of the Trust. The Sub-Adviser shall report to the Adviser in a timely manner a record of all proxies voted, in such form and format that complies with acceptable federal statutes and regulations (e.g., requirements of Form N-PX). The Sub-Adviser shall certify at least annually or more often as may reasonably be requested by the Adviser, as to its compliance with its Proxy Voting Policies and Procedures and applicable federal statutes and regulations.

(d)	Agrees that it will maintain for the Fund all and only such records as required under Rules 31a-1 and 31a-2 under the 1940 Act in respect to its services hereunder and that such records are the property of the Fund and further agrees to surrender promptly to the Fund any such records upon the Fund’s request all in accordance with Rule 31a-3 under the 1940 Act.

(e)	Agrees to regularly report to the Adviser on the investment program for the Fund and the issuers and securities represented in the Fund, and will furnish the Adviser, with respect to the Fund, such periodic and special reports as the Board and the Adviser may reasonably request, including, but not limited to, reports concerning transactions and performance of the Fund, a quarterly compliance checklist, reports regarding compliance with the Fund’s procedures pursuant to Rules 17e-1, 17a-7, 10f-3 and 12d3-1 under the 1940 Act, fundamental investment restrictions, procedures for opening brokerage accounts and commodity trading accounts, liquidity determination of securities purchased pursuant to Rule 144A and 4(2) commercial paper, IOs/POs, confirmation of the liquidity of all other securities in the Fund, and compliance with the Sub-Adviser’s Code of Ethics, and such other reports or certifications that the Adviser may reasonably request from time to time.

(f)	Will be responsible for the preparation and filing of Schedule 13G and Form 13F with respect to the assets of the Fund reflecting holdings over which the Sub-Adviser and its affiliates have investment discretion.

(g)	Will comply with the Fund’s policy on selective disclosure of portfolio holdings of the Fund (the “Procedure for Compliance with Regulation FD”), as provided in writing to the Sub-Adviser and as may be amended from time to time. The Sub-Adviser agrees to provide a certification with respect to compliance with the Fund’s Procedure for Compliance with Regulation FD as may be reasonably requested by the Fund from time to time.

(h)	Shall promptly notify the Adviser and the Fund (i) in the event that the SEC, CFTC, or any banking or other regulatory body has censured the Sub-Adviser; placed limitations upon its activities, functions or operations; suspended or revoked its registration or ability to serve as an investment adviser; or has commenced proceedings or an investigation that can reasonably be expected to result in any of these actions; (ii) upon having a reasonable basis for believing that the Fund has ceased to qualify or might not qualify as a regulated investment company under Subchapter M of the Code; and (iii) upon having a reasonable basis for believing that the Fund has ceased to comply with the diversification provisions of Section 817(h) of the Code or the regulations thereunder. The Sub-Adviser further agrees notify the Adviser and Fund promptly of any material fact known to the Sub-Adviser respecting or relating to the Sub-Adviser that should be but is not contained in the Registration Statement of the Trust, or any amendment or supplement thereto, or of any statement contained therein that becomes untrue in any material respect.

(i)	For the avoidance of doubt, the Sub-Adviser shall not be responsible for compliance by the Trust’s Board of Trustees or officers (including the Chief Compliance Officer) or by the Adviser with their respective obligations under the 1940 Act (including Rule 38a-1 under the 1940 Act), the Code, and the regulations thereunder, and under any federal, state or self-regulatory organization’s laws, rules, regulations or orders applicable to them, and the Sub-Adviser shall only be responsible for the Fund’s compliance with the 1940 Act (including Rule 38a-1 under the 1940 Act), the Code, and the regulations thereunder, and with any applicable federal, state or self-regulatory organization’s laws, rules, regulations or orders to the extent that the Fund’s compliance with such laws, rules, regulations, and orders is affected by the activities of the Sub-Adviser in furnishing an investment program for the Fund under this Agreement.

SECTION 6. Adviser Representations and Warranties.

(a)	The Adviser represents and warrants to the Sub-Adviser that (i) the retention of the Sub-Adviser by the Adviser as contemplated by this Agreement is authorized by the governing documents of the Adviser; (ii) the execution, delivery and performance of each of this Agreement and the Advisory Agreement does not violate any obligation by which the Adviser or its property is bound, whether arising by contract, operation of law or otherwise; and (iii) each of this Agreement and the Advisory Agreement has been duly authorized by appropriate action of the Adviser and when executed and delivered by the Adviser will be the legal, valid and binding obligation of the Adviser, enforceable against the Adviser in accordance with its terms hereof subject, as to enforcement, to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or law).

SECTION 7. Sub-Adviser Representations and Warranties.

(a)	The Sub-Adviser represents and warrants to the Adviser that (i) the Sub-Adviser is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) the Sub-Adviser is not prohibited by the 1940 Act, the Advisers Act or other law, regulation or order from performing the services contemplated by this Agreement; (iii) the Sub-Adviser has met and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency necessary to be met in order to perform the services contemplated by this Agreement; (iv) the Sub-Adviser has the authority to enter into and perform the services contemplated by this Agreement; (v) the Sub-Adviser will promptly notify the Adviser of the occurrence of any event that would disqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise; and (vi) this Agreement has been duly authorized by appropriate action of the Sub-Adviser and when executed and delivered by the Sub-Adviser will be the legal, valid and binding obligation of the Sub-Adviser, enforceable against the Sub-Adviser in accordance with its terms hereof, subject, as to enforcement, to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or law). The Sub-Adviser will also promptly notify the Fund and the Adviser if it is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs of the Fund.

(b)	The Sub-Adviser represents and warrants to the Adviser that the Sub-Adviser has adopted a written Code of Ethics complying with the requirements of Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act and will provide the Adviser and the Board with a copy of such Code of Ethics, together with evidence of its adoption. Within 30 days of the end of the last calendar quarter of each year that this Agreement is in effect, and as otherwise reasonably requested, the president, Chief Operating Officer, Chief Compliance Officer or a vice-president of the Sub-Adviser shall certify to the Adviser that the Sub-Adviser has complied with the requirements of Rule 17j-1 and Rule 204A-1 during the previous year and that there has been no material violation of the Sub-Adviser’s Code of Ethics or, if such a material violation has occurred, that appropriate action was taken in response to such violation. Upon the written request of the Adviser, the Sub-Adviser shall permit the Adviser, its employees or its agents to examine the reports required to be made to the Sub-Adviser by Rule 17j-1(c)(1) and Rule 204A-1(b) and all other records relevant to the Sub-Adviser’s Code of Ethics.

(c)	The Sub-Adviser represents and warrants to the Adviser that the Sub-Adviser has provided the Fund and the Adviser with a copy of its Form ADV Part 1 and Part 2, which as of the date of this Agreement is its Form ADV Part 1 as most recently filed with the SEC and promptly will furnish a copy of all amendments to its Form ADV Part 1 and Part 2 to the Trust and the Adviser at least annually. Such amendments shall reflect all changes in the Sub-Adviser’s organizational structure, professional staff or other significant developments affecting the Sub-Adviser, as required by the Advisers Act.

(d)

The Sub-Adviser represents and warrants to the Adviser that the Sub-Adviser will notify the Fund and the Adviser of any assignment of this Agreement or change of control of the Sub-Adviser, as applicable, by providing at least 60 days’ written notice or such notice as is reasonably practicable, and any changes in the portfolio manager(s) of the Fund or senior management of the Sub-Adviser, prior to or promptly after, such change. The Sub-Adviser agrees to bear all reasonable expenses of the Fund, if any, arising out of an assignment or change in control, other than an assignment or change in control that results in control of the Sub-Adviser by the Adviser, or a company controlling, controlled by or under common control with, the Adviser, provided that if the Fund is required to seek the approval of Fund shareholders in connection with any such change of control, the Adviser agrees to bear all expenses related to such shareholder approval.

(e)	The Sub-Adviser represents and warrants to the Adviser that the Sub-Adviser agrees to maintain an appropriate level of errors and omissions or professional liability insurance coverage. The Sub-Adviser shall provide prior written notice to the Adviser (i) of any material changes in its insurance policies or insurance coverage; or (ii) if any claims will be made under its insurance policies. Furthermore, it shall upon request provide to the Adviser any information it may reasonably require concerning the amount of or scope of such insurance.

(f)	The Sub-Adviser represents and warrants to the Adviser that the Sub-Adviser agrees that neither it, nor any of its affiliates, will knowingly in any way refer directly or indirectly to its relationship with the Trust, the Fund, the Adviser or any of their respective affiliates in offering, marketing or other promotional materials without the express written consent of the Adviser, except as required by rule, regulation or upon the request of a governmental authority. However, the Sub-Adviser may use the performance of the Fund in its composite performance.

(g)	The Sub-Adviser represents and warrants to the Adviser that the Sub-Adviser shall ensure that sufficient and competent investment management, administrative and compliance staff experienced in managing accounts similar to the Fund shall have charge at all times of the conduct of, and shall maintain close supervision of, the investment and management of the Fund. For the avoidance of doubt, the Sub-Adviser shall ensure that any affiliate or third party to whom its duties have been delegated shall comply with the foregoing.

(h)	The Sub-Adviser represents and warrants to the Adviser that the Sub-Adviser shall act honestly, in good faith and in the best interests of the Fund including requiring any of its personnel with knowledge of the Fund’s activities to place the interest of the Fund first, ahead of their own interests, in all personal trading scenarios that may involve a conflict of interest with the Fund.

(i)

The Sub-Adviser represents and warrants to the Adviser that the Sub-Adviser has reviewed and will in the future review, the Registration Statement, and any amendments or supplements thereto, the annual or semi-annual reports to shareholders, other reports filed with the Commission and any marketing material of the Fund provided to the Sub-Adviser by the Adviser or the Trust (collectively the “Disclosure Documents”) and represents and warrants that with respect to disclosure about the Sub-Adviser, the manner in which the Fund is managed or information relating directly or indirectly to the Sub-Adviser (collectively, the “Sub-Adviser Information”), such Disclosure Documents contain or will contain, as of the date thereof, no untrue statement of any material fact and does not omit any statement of material fact which was required to be stated therein or necessary to make the statements contained therein not misleading. The Adviser will review with or identify for the Sub-Adviser any changes to the Sub-Adviser Information that the Sub-Adviser has previously supplied or reviewed.

SECTION 8. Liability and Indemnification.

(a)	Except as may otherwise be provided by the 1940 Act or any other federal securities law, neither the Sub-Adviser nor any of its officers, directors or employees (its “Affiliates”) shall be liable for any losses, claims, damages, liabilities or litigation (including legal and other expenses) incurred or suffered by the Adviser, the Trust or the Fund as a result of any error of judgment or mistake of law by the Sub-Adviser or its Affiliates with respect to the Fund, except that nothing in this Agreement shall operate or purport to operate in any way to exculpate, waive or limit the liability of the Sub-Adviser or its Affiliates for, and the Sub-Adviser shall indemnify and hold harmless the Trust, the Adviser, all affiliated persons thereof (within the meaning of Section 2(a)(3) of the 1940 Act) and all controlling persons (as described in Section 15 of the Securities Act of 1933, as amended (“1933 Act”)) (collectively, “Adviser Indemnitees”) against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which any of the Adviser Indemnitees may become subject under the 1933 Act, the 1940 Act, the Advisers Act, or under any other statute, or common law or otherwise arising out of or based on (i) any willful misfeasance, bad faith, reckless disregard or gross negligence of the Sub-Adviser in the performance of any of its duties or obligations hereunder, (ii) the Sub-Adviser being in violation of any applicable federal or state law, rule or regulation or any investment policy or restriction set forth in the Fund’s Registration Statement on Form N-1A or any written guidelines or instruction provided in writing by the Trust’s Board of Trustees or the Adviser, (iii) the Fund’s failure to satisfy the diversification or source of income requirements of Subchapter M of the Code by reason of any action or omission of the Sub-Adviser, unless acting at the direction of the Adviser, (iv) the Fund being in material violation of any applicable federal or state law, rule or regulation or any investment policy or restriction set forth in the Fund’s Registration Statement or any written guidelines or instruction provided in writing by the Trust’s Board of Trustees or the Adviser, by reason of any action or omission of the Sub-Adviser, or (v) any untrue statement of a material fact contained in the prospectus and statement of additional information, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Fund or the omission to state therein a material fact known to the Sub-Adviser which was required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Adviser or the Trust by the Sub-Adviser for use therein (collectively, “Sub-Adviser Culpable Conduct”).

(b)

The Adviser shall indemnify and hold harmless the Sub-Adviser, all affiliated persons thereof (within the meaning of Section 2(a)(3) of the 1940 Act) and controlling persons, if any (collectively, the “Sub-Adviser Indemnitees”), from and against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which any of the Sub-Adviser Indemnitees may become subject under the 1933 Act, the 1940 Act, the Advisers Act, or under any other statute, or common law or otherwise arising out of or based on any violation by the Adviser or the Trust of any applicable law, rule or regulation, or any provision of this Agreement (collectively, “Losses”), provided, however, that the Adviser shall not be required to indemnify or hold harmless any Sub-Adviser Indemnitee against any Losses other than those arising out of or based on the willful misfeasance, bad faith or gross negligence of the Adviser, or reckless disregard of the duties involved in the conduct of its position (collectively, “Adviser Culpable Conduct”), and provided, further, that the Adviser shall not be required to indemnify or hold harmless any Sub-Adviser Indemnitee against any Losses arising out of or based on Adviser Culpable Conduct if and to the extent that such Losses would not have occurred absent Sub-Adviser Culpable Conduct.

SECTION 9. Duration and Termination of this Agreement.

(a)	Duration. This Agreement shall become effective on the date first set forth above, such date being the date on which this Agreement has been executed following: (1) the approval of the Trust’s Board of Trustees, including approval by a vote of a majority of the Trustees who are not “interested persons” (as defined in the 1940 Act) of the Adviser, the Sub-Adviser or the Fund, cast in person at a meeting called for the purpose of voting on such approval; and (2) the approval by a “vote of a majority of the outstanding voting securities” (as defined in the 1940 Act) of the Fund. Unless terminated as herein provided, this Agreement shall remain in full force and effect until the date that is two years after the effective date of this Agreement. Subsequent to such initial period of effectiveness, this Agreement shall continue in full force and effect, subject to paragraph 9(c), so long as such continuance is approved at least annually (a) by either the Trust’s Board of Trustees or by a “vote of a majority of the outstanding voting securities” (as defined in the 1940 Act) of the Fund and (b) in either event, by the vote of a majority of the Trustees of the Fund who are not parties to this Agreement or “interested persons” (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval.

(b)	Amendment. No provision of this Agreement may be amended, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the amendment, waiver, discharge or termination is sought. Any amendment of this Agreement shall be subject to the 1940 Act including the interpretation thereof that amendments that do not increase the compensation of the Sub-Adviser or otherwise fundamentally alter the relationship of the Trust with the Sub-Adviser do not require shareholder approval if approved by the requisite majority of the Trust’s Trustees who are not “interested persons” (as defined in the 1940 Act) of the Trust.

(c)	Termination. This Agreement may be terminated (i) at any time, without payment of any penalty, by vote of the Trust’s Board of Trustees, or by a “vote of a majority of the outstanding voting securities” (as defined in the 1940 Act) of the Fund, or (ii) by the Adviser or by the Sub-Adviser, in each case on not more than 60 days’ nor less than 30 days’ prior written notice to the other party.

(d)	Automatic Termination. This Agreement shall automatically and immediately terminate in the event of its “assignment” (as defined in the 1940 Act) or upon termination of the Advisory Agreement.

SECTION 10. Services Not Exclusive.

The services of the Sub-Adviser to the Fund hereunder are not to be deemed exclusive, and the Sub-Adviser (and its affiliates) shall be free to render similar services to others so long as its services hereunder are not impaired thereby; provided, however, that the Sub-Adviser will undertake no activities that, in its reasonable good faith judgment, will adversely affect the performance of its obligations under this Agreement. In addition, the parties may enter into other agreements pursuant to which the Sub-Adviser provides administrative or other, noninvestment advisory services to the Fund, and the Sub-Adviser may be compensated for such other services.

SECTION 11. Notices.

Notices under this Agreement shall be in writing and shall be addressed, and delivered or mailed postage prepaid, to the other party at such address as such other party may designate from time to time for the receipt of such notices. Until further notice to the other party, the address of the Trust and the Adviser for this purpose shall be 200 Crescent Court, Suite 700, Dallas, Texas, 75201 and the address of the Sub-Adviser for this purpose shall be 2000 McKinney Avenue, Suite 810, Dallas, Texas 75201.

SECTION 12. Governing Law; Severability; Counterparts.

This Agreement shall be construed in accordance with the laws of the State of Delaware and the applicable provisions of the 1940 Act. To the extent that applicable law of the State of Delaware, or any of the provisions herein, conflict with applicable provisions of the 1940 Act, the latter shall control. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

SECTION 13. Miscellaneous.

Where the effect of a requirement of the 1940 Act reflected in or contemplated by any provisions of this Agreement is altered by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order. This Agreement constitutes the entire agreement between the parties with respect to its subject matter and this Agreement supersedes all prior or contemporaneous agreements, representations, or understandings, written or oral, explicit or implied, concerning the subject matter of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

PYXIS CAPITAL, L.P.

By:	Strand Advisors XVI, Inc., its general partner

By:
Name:
Title:

ANCHOR CAPITAL MANAGEMENT GROUP, INC.

By:
Name:
Title: